EXHIBIT 21.1

GARMIN LTD.

List of Subsidiaries of Company

Name of Subsidiary	Jurisdiction of Incorporation
AeroData, Inc.	Arizona
Garmin International, Inc.	Kansas
Garmin USA, Inc.	Kansas
Garmin Realty, LLC	Kansas
Garmin Insurance Services, LLC	Kansas
Garmin Services, Inc.	Kansas
AeroNavData, Inc.	Missouri
Garmin AT, Inc.	Oregon
Garmin Australasia Pty Ltd.	Australia
Garmin Austria GmbH	Austria
Garmin Austria Holding GmbH	Austria
Garmin Belux NV/SA	Belgium
Garmin Brasil Tecnologias Para Aviação Ltda.	Brazil
Garmin Canada, Inc.	Canada (Alberta)
Garmin Chile Limitada	Chile
Garmin China Co., Ltd.	China
Garmin China Shanghai Co., Ltd.	China
Garmin China Shanghai RHQ Co., Ltd.	China
Garmin China ChengDu Co., Ltd.	China
Garmin China Yangzhou Co., Ltd.	China
Garmin Hrvatska d.o.o.	Croatia
Garmin Czech s.r.o	Czech Republic
Garmin Nordic Denmark A/S	Denmark
Garmin Danmark Ejendomme ApS	Denmark
Garmin (Europe) Ltd.	England
Firstbeat Analytics Oy	Finland
Garmin Nordic Finland Oy	Finland
Garmin Nordic Finland Holding Oy	Finland
Garmin France SAS	France
Garmin Deutschland GmbH	Germany
Garmin Deutschland Beteiligungs GmbH	Germany
Garmin Würzburg GmbH	Germany
Garmin India Private Ltd.	India
Garmin Technologies Pvt. Ltd.	India
PT Garmin Indonesia Distribution	Indonesia
Garmin Italia S.r.l.	Italy
Garmin Italy Technologies S.r.l.	Italy
Garmin Japan Ltd.	Japan
Garmin Luxembourg S.à r.l.	Luxembourg
Garmin Luxembourg Holdings S.à r.l.	Luxembourg
Garmin Malaysia Sdn. Bhd	Malaysia
Garmin Comercializadora S. de RL de CV	Mexico
Garmin Navigation Mexico S de RL de CV	Mexico
Garmin Nederland B.V.	Netherlands
Tacx B.V.	Netherlands
Tacx International B.V.	Netherlands
Garmin New Zealand Ltd.	New Zealand
Garmin Australasia New Zealand Branch	New Zealand

Garmin Nordic Norway AS	Norway
Garmin Nordic Norway Holding AS	Norway
Garmin Polska sp. z o.o.	Poland
Garmin Wroclaw sp. z o.o	Poland
Garmin Cluj SRL	Romania
Garmin, trgovina in servis, d.o.o.	Slovenia
Garmin Africa Holdings (Pty) Ltd.	South Africa
Garmin Southern Africa (Pty) Ltd.	South Africa
Garmin Korea Ltd.	South Korea
Garmin Iberia S.A.	Spain
Garmin Spain S.L.U.	Spain
Garmin Singapore Pte. Ltd	Singapore
Garmin Nordic Sweden AB	Sweden
Garmin Sweden Technologies AB	Sweden
Easyhunt AB	Sweden
Garmin Switzerland GmbH	Switzerland
Garmin Switzerland Distribution GmbH	Switzerland
Garmin Corporation	Taiwan
Garmin (Thailand) Ltd.	Thailand
Garmin Chonburi (Thailand) Ltd	Thailand
Garmin Vietnam Ltd.	Vietnam